Exhibit 23.1



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Award and Incentive Plan of Gabelli Asset Management Inc. of our report dated February 28, 2001, with respect to the consolidated financial statements of Gabelli Asset Management Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP
                                                   Ernst & Young LLP


New York, New York
January 8, 2002